                                                                     EXHIBIT 4.4


                            SUBSCRIPTION AGREEMENT
                            ----------------------


Dear Subscriber:

     You (the "Subscriber") hereby agree to purchase, and Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, the number of shares of Series A 5% Cumulative Convertible Preferred Stock, $.0001 par value (the "Preferred Stock") convertible in accordance with the terms thereof into shares of the Company's $.0001 par value Class A common stock (the "Company Shares") and Common Stock Purchase Warrants ("Warrants") as set forth on the signature page hereof for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 5% Cumulative Convertible Preferred Stock, $.0001 Par Value Per Share is annexed hereto as Exhibit A ("Certificate of Designation"). (The Company Shares are sometimes referred to herein as the "Shares" or "Common Stock"). (The Preferred Stock, the Company Shares, Warrants, and Common Stock Purchase Warrants issuable to the Placement Agents ("Placement Warrants"), identified on Schedule B hereto, and the Common Stock issuable upon exercise of the Warrants and Placement Warrants are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Preferred Stock and Warrants against payment, by federal funds (U.S.) wire transfer of the Purchase Price. This Subscription Agreement and other similar Subscription Agreements and the Subscription Agreements relating to Series A Preferred Stock to be issued in connection with the Put described in
Section 11 hereof relate to the offering of a maximum of 100,000shares of Preferred Stock for the aggregate Purchase Price of $10,000,000.

          The following terms and conditions shall apply to this subscription.

          1.  Subscriber's Representations and Warranties.  The Subscriber
              -------------------------------------------
hereby represents and warrants to and agrees with the Company that:

              (a) Information on Company.  The Subscriber has been furnished
                  ----------------------
with and has read the Company's Form 10KSB for the year ended December 31, 1998 and subsequently filed Forms 10-QSB, each as filed with the U.S. Securities and Exchange Commission (the "Commission") (collectively, with exhibits thereto, hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

              (b) Information on Subscriber.  The Subscriber is an "accredited
                  -------------------------
investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

          (c) Purchase of Company Shares.  On the Closing Date, the Subscriber
              --------------------------
will purchase the Preferred Stock and Warrants for its own account and not with a view to any distribution thereof.

          (d) Compliance with Securities Act.  The Subscriber understands and
              ------------------------------
agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

          (e) Preferred Stock and Company Shares Legend.  The Preferred Stock,
              -----------------------------------------
Company Shares, and the shares of Common Stock issuable upon the exercise of the Warrants and Placement Warrants shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (f) Warrants Legend.  The Warrants and Placement Warrants shall
              ---------------
bear the following legend:

     "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED

     AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT
     REQUIRED."

          (g) Communication of Offer.  The offer to sell the Securities was
              ----------------------
directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

          (h) Correctness of Representations.  The Subscriber represents that
              ------------------------------
the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

     2.   Company Representations and Warranties.  Except as disclosed in
          --------------------------------------
the Disclosure Schedule annexed hereto, the Company represents and warrants to and agrees with the Subscriber that:

          (a) Due Incorporation.   Each of the Company and each of its
              -----------------
subsidiaries is a corporation duly organized, and validly existing under the laws of the state of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

          (b) Outstanding Stock.  All issued and outstanding shares of capital
              -----------------
stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

          (c) Authority; Enforceability.  This Agreement has been duly
              -------------------------
authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

          (d) Additional Issuances.  There are no outstanding agreements or
              --------------------
preemptive or similar rights affecting the Company's common stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

          (e) Consents.  No consent, approval, authorization or order of any
              --------
court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates or NASDAQ or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating hereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

          (f) No Violation or Conflict.  Assuming the representations and
              ------------------------
warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

              (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, or any of its affiliates,
(B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party, by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

              (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates.

          (g) The Securities.  The Securities upon issuance:
              --------------

              (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

              (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Preferred Stock is converted, and the Warrants and Placement Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted provided the Subscriber complies with the Prospectus delivery requirements);

               (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

               (iv) will not subject the holders thereof to personal liability by reason of being such holders; and

          (h)  Litigation.  There is no pending or, to the best knowledge of the
               ----------
Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.

          (i)  Reporting Company.  The Company is a publicly-held company whose
               -----------------
common stock is (and has been for the past 90 days) registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is listed for trading on the NASDAQ National Market. Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

          (j)  No Market Manipulation.  The Company has not taken, and will not
               ----------------------
take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

          (k)  Information Concerning Company.  The Reports and Other Written
               ------------------------------
Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which
information is required to be disclosed therein.   Since the date of the most
recent financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (l)  Dilution.  The number of Shares issuable upon Conversion of the
               --------
Preferred Stock (as defined in the Certificate of Designation) may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and exercise of the Warrants and Placement Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

          (m) Stop Transfer.  The Securities are restricted securities as of the
              -------------
date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available.

          (n) Defaults.  Neither the Company nor any of its subsidiaries is in
              --------
violation of its Articles of Incorporation or Bylaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority material to its business.

          (o) No Integrated Offering.  Neither the Company, nor any of its
              ----------------------
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ National Market ("NASDAQ National Market"), as applicable, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offering other than the transactions contemplated hereby that will be integrated with the issuance of the Securities for purposes of Rule 4460(i) of the NASDAQ Stock Market, Inc.'s Marketplace Rules.

          (p) No General Solicitation.  Neither the Company, nor any of its
              -----------------------
affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

          (q) Listing.  The Company's common stock is quoted on, and listed for
              -------
trading on NASDAQ National Market. The Company has not received any oral or written notice from NASDAQ that its Common Stock will be delisted from NASDAQ or that the Common Stock does not meet all requirements for the continuation of such listing.

          (r) Correctness of Representations.  The Company represents that the
              ------------------------------
foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

      3.  Regulation D Offering.  This Offering is being made pursuant to the
          ---------------------
exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by

Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Preferred Stock, Warrants and Placement Warrants.

          4.   Reissuance of Securities.  The Company agrees to reissue
               ------------------------
certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Act, or (b) upon resale subject to an effective registration statement after the Securities are registered under the Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Subscriber and selling broker, if any.

          5.   Redemption.  The Company may not redeem the Securities without
               ----------
the consent of the holder of the Securities, except as described in the Certificate of Designation.

          6.   Commissions/Fees.   The Company will pay a cash commission of
               ----------------
nine percent (9%) of the Purchase Price designated on the signature page hereto to certain Placement Agents identified on Schedule B hereto. The cash commissions will be payable out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Subscriber and an Escrow Agent. The Company will also issue and deliver to the Placement Agents as additional compensation Placement Warrants designated on Schedule B hereto. The Commissions and Placement Warrants will be issued to the Placement Agents only when, as, and if the corresponding subscription amount is released from escrow to the Company. All the representations, covenants, warranties and undertakings, including but not limited to registration rights made or granted to or for the benefit of the Subscriber and the terms described in Sections 9.2, 9.3, 9.4 and 9.5 hereof are hereby also made and granted to the Placement Agents in respect of the Placement Warrants and Company Shares issuable upon exercise of the Placement Warrants. The Company will pay a fee to the Escrow Agent of $10,000 in connection with aggregate $10,000,000 of subscriber funds to which this Subscription Agreement relates.

          7.1. Covenants of the Company.  The Company covenants and agrees with
               ------------------------
the Subscriber as follows:

               (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          (b) The Company shall promptly secure the listing of the Company Shares, and Common Stock issuable upon the exercise of the Warrants and Placement Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of common stock of the Company shall be so listed. The Company will use its best efforts to maintain the listing and trading of its Common Stock on NASDAQ National Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the actual delisting of the Common Stock on any exchange or quotation system on which the Common Stock is listed.

          (c) The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and Placement Agents and promptly provide copies thereof to Subscriber.

          (d) Until at least two (2) years after the effectiveness of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of (y) two (2) years after the effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, or (z) the sale by the Subscribers and Placement Agents of all the Company Shares issuable by the Company pursuant to this Agreement. Until at least two (2) years after the Warrants and Placement Warrants have been exercised, the Company will use its commercial best efforts to continue the listing or trading of its Common Stock on NASDAQ National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

          (e) The Company and Subscriber agree that until the Company either obtains shareholder approval of the issuance of the Securities and Put Securities (as defined herein), or an exemption from NASDAQ's corporate governance rules as they may apply to the Securities and Put Securities, and an opinion of counsel reasonably acceptable to Subscriber that NASDAQ's corporate governance rules do not conflict with nor may result in a delisting of the Company's common stock from the NASDAQ National Market upon the conversion of the Preferred Stock and exercise of the Warrants and Placement Warrants and Conversion of the Put Stock and exercise of the Put Warrants and Put Placement Warrants (the "Approval"), the Subscriber may not receive upon conversion of the Preferred Stock and exercise of the Warrants nor may the Placement Agents receive upon exercise of the Placement Warrants more than the number of Company Shares designated on the signature page hereof and on Schedule B hereof ("Section 7.1(e) Shares") upon conversion of the Preferred Stock and/or exercise of the Warrants and Placement Warrants. The Company represents that this number together with the aggregate of such amounts designated for all investors in the initial $5,000,000 offering to which this Subscription Agreement relates, and Common Stock issuable upon exercise of the Warrants and Placement Warrants is not greater than 19.9% of the shares of Company's common stock outstanding on the Closing Date. The Company covenants to obtain the Approval required pursuant to the NASDAQ's corporate governance to allow conversion of all the Preferred Stock and dividends thereon and exercise of all the Warrants and Placement Warrants. The Company further covenants to file the preliminary proxy statement relating to the Approval with the Commission on or before forty-five days after the Closing Date ("Proxy Filing Date"). The Company further covenants to obtain the Approval no later than ninety days after the Closing Date ("Approval Date"). The Company's failure to file the proxy on or before the Proxy Filing Date or the Company's failure to obtain the Approval on or before the Approval Date (either being an "Approval Default") shall be deemed an Event of Default pursuant to Section 8 of the Certificate of Designation, but only to the extent the Preferred Stock, and dividends thereon that may not be converted due to the Company's failure to obtain such Approval.

               (f) The Company undertakes to use the proceeds of the Subscriber's funds for working capital purposes and expenses of this offering.

          7.2. Covenant of the Subscriber.  The Subscriber covenants that the
               --------------------------
Subscriber nor any of its affiliates will not engage in short sales of the common stock of the Company at a time when the last reported bid of the common stock as reported by NASDAQ National Market is less than $7.00 per share.

          8.   Covenants of the Company and Subscriber Regarding
               -------------------------------------------------
               Idemnifications.
               ----------------

               (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

               (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

               (c) The procedures set forth in Section 10.6 shall apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

          9.1. Conversion/Liquidated Damages.
               -----------------------------

               (a) The Preferred Stock and accrued dividends will be convertible according to the procedure set forth in the Certificate of Designation.

               (b) The Company understands that a delay in the delivery of the Company Shares after Conversion, and delivery of Preferred Stock certificates representing the unconverted balance of a Preferred Stock certificate tendered for conversion beyond the date described for such delivery set forth in the Certificate of Designation, or late delivery of a Mandatory Redemption Payment (as defined herein), as the case may be, (each of the foregoing a "Delivery Date") could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late delivery of Shares upon Conversion and late delivery of a Preferred Stock certificate for the unconverted portion of Preferred Stock or late delivery of a Mandatory Redemption Payment, in the amount of $100 per business day after the Delivery Date for each $10,000 of Stated Value of Preferred Stock being converted and Preferred Stock certificate remaining undelivered or Mandatory Redemption Payment not paid. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares within three business days after the Delivery Date, the Subscriber will be entitled to revoke the relevant Notice of Conversion by delivery of a notice of revocation to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that late payment charges described above shall be payable through the date notice of revocation is given to the Company.

               (c) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

          9.2. Mandatory Redemption.  In the event the Company may not issue
               --------------------
Shares on a Delivery Date because such issuance and delivery would be contrary to NASDAQ's Corporate Governance Rules, or after the occurrence and during the pendency of an Approval Default, or for any other reason (except in relation to the Shares not deliverable pursuant to Section 9.3 of this Subscription Agreement), then at the Subscriber's election, the Company must pay to the Subscriber on the Delivery Date a sum of money determined by the greater of (i) multiplying the Stated Value of Preferred Stock not convertible by 110% together with accrued but unpaid dividends thereon; or (ii) the closing bid price of the common stock as reported by the NASDAQ National Market or the principal exchange or market where traded for the Delivery Date multiplied by the amount of Shares not deliverable, together with accrued but unpaid dividends thereon, ("Mandatory Redemption

Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable. Upon receipt of the Mandatory Redemption Payment, the corresponding Preferred Stock will be cancelled and no longer outstanding, and if the Holder is in possession of the corresponding Preferred Stock, same will be returned to the Company.

          9.3. Maximum Conversion.  The Company and Subscriber shall not be
               ------------------
entitled to convert on a Conversion Date of that amount of the Preferred Stock in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder, except as otherwise provided in clause (i) of such proviso. The Subscriber may revoke the restriction described in this paragraph upon 75 days prior notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.9% amount described above and which shall be allocated to the excess above 9.99%.

          9.4. Injunction - Posting of Bond.  In the event a Subscriber shall
               ----------------------------
elect to convert Preferred Stock and/or accrued dividends, the Company may not refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Preferred Stock and/or dividends shall have been sought and obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 150% of the amount of the stated value of the Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent it obtains judgment.

          9.5. Buy-In.  In addition to any other rights available to the
               ------
Subscriber, if the Company fails to deliver to the Subscriber Company Shares issuable upon conversion of Preferred Stock and/or dividends by the Delivery Date and if after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the Company Shares which the Subscriber anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate stated value of the Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of stated value of Preferred Stock and/or dividends, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

          10.1.  Registration Rights.  The Company hereby grants the following
                 -------------------
registration rights to holders of the Securities.

                 (i) On one occasion, for a period commencing 61 days after the Closing Date, but not later than three years after the Closing Date, the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon Conversion of the Preferred Stock issued in the Company's offering of up to $5,000,000 of stated value of Preferred Stock on the same terms and conditions as in this Subscription Agreement (the Securities and securities issued or issuable by virtue of ownership of the Securities, including the Put Securities, are the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

                 (ii) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, (i) Seller shall enter into the underwriting agreement with the underwriter, and (ii) the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, the Company may withdraw any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

          (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

          (iv) The Company shall file with the Commission within 60 days of the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) within 90 days of the Closing Date in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 120 days of the Closing Date (as defined herein) ("Effective Date"). The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the Company Shares issuable at the Conversion Price that would be in effect on the Closing Date or the date of filing of such registration statement, whichever is greater, assuming the conversion of all the Preferred Stock and Put Stock set forth in the signature page hereto, and one share of common stock for each common share issuable upon exercise of the Warrants, Placement Warrants, Put Warrants and Put Commission Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Placement Agents, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Placement Agents. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 10.1(iv).

          10.2. Registration Procedures. If and whenever the Company is
                -----------------------
required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and Commission letters of comment;

                (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) six months after the exercise period of the Warrants and Placement Warrants; or (ii) two years after the Closing Date, and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                 (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                 (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                 (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                 (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                 (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          10.3.  Provision of Documents.
                 ----------------------

                    (a) At the request of the Seller, provided a demand for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 10.

                    (b) In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section

10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          10.4.  Non-Registration Events.  The Company and the Subscriber agree
                 -----------------------
that the Seller will suffer damages if any registration statement required under
Section 10.1(i) or 10.1(ii) above is not filed within 60 days after request by the Holder and not declared effective by the Commission within 120 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in
Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 60 days of such request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form SB-2 or such other form described in Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five days of receipt by the Company of a communication from the Commission that the registration statement described in Section 10.1(iv) will not be reviewed, or (iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to two (2%) percent per month or part thereof after the first thirty days, of the pendency of such Non-Registration Event, of the stated value of the Preferred Stock, whether or not converted, and of the aggregate amount of the exercise prices of the Warrants and Placement Warrants, whether or not exercised, then owned of record by such holder as of the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 10.4 shall be due and payable immediately upon demand in immediately available funds. In the event a Mandatory Redemption payment is demanded from the Company by the Holder of Preferred Stock, pursuant to Section
9.2 of this Subscription Agreement, then the Liquidated Damages described in this Section 10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment. It shall be deemed a Non-Registration Event to the extent that any Shares into which Preferred Stock and Put Stock (if issued) are convertible, assuming complete conversion of all Preferred Stock, and Put Stock (if issued) and dividends thereon, are not included in an effective registration statement as of and after the Effective Date at the Conversion Price in effect from and after the Effective Date.

          10.5.  Expenses.  All expenses incurred by the Company in complying
                 --------
with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses

(including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any.

                 The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

          10.6.  Indemnification and Contribution.
                 --------------------------------

                    (a) In the event of a registration of any Registrable Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                    (b) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Seller's failure to comply with prospectus delivery requirements, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for amounts paid in settlement by the indemnified party unless the indemnifying party has consented to the settlement, which consent shall not be unreasonably withheld.

                    (d) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          11.1. Obligation To Purchase.
                ----------------------

                    (a) The Subscriber agrees to purchase from the Company Preferred Stock ("Put Stock") and common stock purchase warrants ("Put Warrants") in the amounts set forth on the signature page hereof for up to the aggregate amount of Put Purchase Price designated on the signature page hereof (the "Put"). Collectively the Put Stock, Put Warrants and Put Placement Warrants and Common Stock issuable upon conversion of the Put Stock, Put Warrants and Put Placement Warrants are referred to as the "Put Securities".) The Holders of the Put Securities are granted all the rights, undertakings, remedies, liquidated damages and indemnification granted to the Subscriber and Placement Agents in connection with the Securities, including but not limited to, the rights and procedures set forth in Sections 9.1, 9.2, 9.3, 9.4, 9.5, and the registration rights described in Section 10 hereof.

                    (b) The agreement to purchase the Put Securities is contingent on the following, as of the Put Date and Put Closing Date, any, some or all of which may be waived by the Subscriber:

                        (i)  The failure to obtain the Approval  as described in
Section 7.1(e) above.

                        (ii) The non-occurrence of a Non-Registration Event.

               (iii) The non-occurrence (whether or not continuing) of an Event of Default as described in the Certificate of Designation.

               (iv) As of a Put Date and Put Closing Date, the Company will be a full reporting company with the class of Shares registered pursuant to Section 12(g) of the Exchange Act of 1934, and the Company will be in compliance with all such reporting obligations applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act.

               (v) No material adverse change in the Company's business or business prospects shall have occurred after the date of the most recent financial statements included in the Reports. Material adverse change is defined as any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect.

               (vi) The execution and delivery to the Subscriber of a certificate signed by the Company's chief executive officer representing the truth and accuracy of all the Company's representations and warranties contained in this Subscription Agreement as of the Put Date, and Put Closing Date and confirming the covenants and undertakings contained herein, and representing the satisfaction of all contingencies and conditions required for the exercise of the Put.

               (vii) The Company's continued listing on and compliance at all times after the date hereof with the listing requirements of the NASDAQ National Market.

               (viii) The Company's not having received notice from the NASDAQ National Market (or any principal market on which the Company's common stock is listed for trading) that the Company is not in compliance with the requirements for continued listing.

               (ix) The execution by the Company and delivery to the Subscriber of all documents reasonably necessary to memorialize the rights and obligations of each of the parties in relation to the Put.

               (x) The Company's model "500" aircraft successfully passing the fuselage structure pressurization test and receipt of a Form 8110-3 from the Federal Aviation Administration certifying such tests results.

               (xi) The average closing bid price of the Common Stock as reported by NASDAQ National Market for the three trading days preceding a Put Date is not less than 150% of the average closing bid price of the Common Stock as reported by the NASDAQ National Market for the three trading days preceding the Closing Date, provided that this condition shall apply only to the portion of the Put Purchase Price payable up to 90 days after the Actual Effective Date.


          11.2.  Exercise of Put.
                 ---------------

                 (a) The Company's right to exercise the Put commences on the actual effective date of the registration statement described Section 10.1(iv) hereof in relation to all the Securities and Put Securities ("Actual Effective Date") and expires fifteen (15) business days thereafter ("Put Exercise Period").

                 (b) The Put may be exercised by the Company by the giving to the Subscriber of a written notice of exercise ("Put Notice") during the Put Exercise Period in relation to the subject Put Securities. The date a Put Notice is given is a Put Date. Each Put Notice must be accompanied by the (i) officer's certificate described in Section 11.1(b)(vi) above; (ii) the original legal opinion described in Section 7.1(e); (iii) a legal opinion relating to the Put Securities in form reasonably acceptable to Subscriber; and (iv) proof of effectiveness of the registration statement in which the Securities and Put Securities are registered together with five copies of the prospectus relating to the Securities and Put Securities.

                 (c) Unless otherwise agreed to by the Subscribers, Put Notices must be given to all Subscribers in proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Shares in the initial $5,000,000 installment of the aggregate $10,000,000 offering to which this and other Subscription Agreements relate. The aggregate amount of all Put Notices may not exceed $5,000,000. In the event the Company does not exercise the Put during the Put Exercise Period for the entire Put amount, then the Subscriber may exercise the Put on behalf of the Company in relation only to such Subscriber, by giving notice to the Company of such exercise during the seven
(7) business days following the Put Exercise Period.

                 (d) After receipt by Subscriber of a Put Notice and the items set forth in Section 11.2(b) above the Subscriber must pay an amount equal to 40% of the Purchase Price set forth on the signature page hereto within thirty days after the Actual Effective Date, and an amount equal to 60% of the Purchase Price within ninety (90) days after the Actual Effective Date. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon by the Company and Subscriber, of the Put Securities, and delivery to the Placement Agents of the Put Placement Warrants and Put Commissions set forth on Schedule B hereto.

                 (e) Maximum Put Exercise. The Company may not give the
                     --------------------
Subscriber a Put Notice in connection with that amount of Put Securities which could be converted as of the Put Date into a number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Put Date, and
(ii) the number of shares of Common Stock issuable upon the conversion of the Put Stock and exercise of the Put Warrants with respect to which the determination of this proviso is being made on a Put Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Put Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

          11.3.  Put Commission.  The Placement Agents identified on Schedule B
                 --------------
hereto shall receive aggregate finder's fees in connection with the closing of the Put of cash equal to nine (9%) percent of the Put Purchase Price and Put Commission Warrants as set forth on Schedule B hereto. Collectively, the foregoing are referred to as Put Commissions. Put Commissions shall be payable only in connection with the Put Purchase Price actually paid by a Subscriber.

          12.    Reset.  In the event the average closing bid price of the
                 -----
Company Shares as reported by the NASDAQ National Market or such other principal exchange where the Company Shares are listed for trading ("Closing Bid Price") for the three trading days preceding the first anniversary of the Closing Date ("Initial Price") is less than 200% of the Closing Bid Price for the three trading days prior to the issue date of Preferred Stock who receive Preferred Stock in the Company's initial offering of Preferred Stock, then the Company will issue to the Subscriber within ten business days after the first anniversary of the Closing Date the number of Company Shares determined by subtracting (the Purchase Price divided by the Initial Price) from (the Purchase Price divided by 90% of the Initial Price) ("Additional Shares"). The Subscriber is granted the demand and piggy-back registration rights described in Section 10.1(i) and 10.1(ii) hereof in relation to the Additional Shares. The holding period of the Additional Shares for purposes of Rule 144 of the Securities Act of 1933 shall be deemed to have begun on the Closing Date. Failure to timely deliver the Additional Shares shall be deemed an Event of Default pursuant to
Section 8 of the Certificate of Designation.

          13.    Offering Restrictions.  Until 120 days after the Actual
                 ---------------------
Effective Date, the Company agrees not to issue any equity, convertible debt or other securities at a per common share equivalent price less than the Closing Ask price of the Company's common stock in effect as of the date of such issuance as reported by NASDAQ National Market or such other principal market or exchange where the Company's common stock is listed for trading. The restriction described in this Section 13 shall not apply if the Subscriber fails to timely pay to the Company funds payable in connection with a Put exercise.

          14.    Miscellaneous.
                 -------------

                 (a) Notices.  All notices or other communications given or made
                     -------
hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Advanced Aerodynamics & Structures, Inc., 3205 Lakewood Boulevard, Long Beach Airport, CA 90808, telecopier number: (562) 938-8620, with a copy by telecopier only to Luce, Forward, Hamilton & Scripps, LLP, 600 West Broadway, Suite 2600, San Diego, CA 92101, Attn: Otto Sorensen, Esq., telecopier number: (619) 645-5324, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, telecopier number: (212) 227-5865. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Subscriber on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the Feast of Tabernacles, Shemini Atzeret Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Subscriber on a holiday date that precedes such notice. Any notice received by the Subscriber on any of the aforedescribed holidays may be deemed by the Subscriber to be received and effective as if such notice had been received on the first business day after the holiday.

          (b) Closing.  The consummation of the transactions contemplated herein
              -------
shall take place at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date"). The closing date for the Put shall be the date on which Subscriber funds representing the net amount due the Company from the Put Purchase Price is transmitted to or on behalf of the Company ("Put Closing Date").

          (c) Entire Agreement; Assignment.  This Agreement represents the
              ----------------------------
entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

          (d) Execution.  This Agreement may be executed by facsimile
              ---------
transmission, and in counterparts, each of which will be deemed an original.

          (e) Law Governing this Agreement.  This Agreement shall be governed by
              ----------------------------
and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.

Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

          (f) Specific Enforcement, Consent to Jurisdiction.  The Company and
              ---------------------------------------------
Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

          (g) Automatic Termination.  This Agreement shall automatically
              ---------------------
terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $1,000,000
                ----------

Preferred Shares Purchased: 10,000 (at $100 per share)
                            ------

Common Stock Purchase Warrants:130,000
                               -------

Section 7.1(e) Shares: 672,620
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 10,000 Preferred Shares
           ------

Put Warrants: 130,000
              -------

Put Purchase Price: $1,000,000
                    ----------


AUSTINVEST ANSTALT BALZERS - Subscriber
9494 Furstentums
Balzers, Liechtenstein
Fax: 011-534-534100


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $1,000,000
                ----------

Preferred Shares Purchased: 10,000 (at $100 per share)
                            ------

Common Stock Purchase Warrants: 130,000
                                -------

Section 7.1(e) Shares: 672,620
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 10,000 Preferred Shares
           ------

Put Warrants: 130,000
              -------

Put Purchase Price: $1,000,000
                    ----------


ESQUIRE TRADE & FINANCE INC. - Subscriber
Trident Chambers
P.O. Box 146
Road Town, Tortola, B.V.I.
Fax: 011-41-41-760-1031


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $750,000
                --------

Preferred Shares Purchased: 7,500 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 97,500
                                ------

Section 7.1(e) Shares: 504,465
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 7,500 Preferred Shares
           -----

Put Warrants: 97,500
              ------

Put Purchase Price: $504,465
                    --------


AMRO INTERNATIONAL, S.A. - Subscriber
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH8011
Fax: 011-411-262-5512


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $500,000
                --------

Preferred Shares Purchased: 5,000 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 65,000
                                ------

Section 7.1(e) Shares: 336,310
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 5,000 Preferred Shares
           -----

Put Warrants: 65,000
              ------

Put Purchase Price: $500,000
                    --------


THE SHAAR FUND LTD. - Subscriber
c/o Levinson Capital Management
2 World Trade Center, Suite 1820
New York, New York 10048
Fax: 212-432-7771


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $200,000
                --------

Preferred Shares Purchased: 2,000 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 26,000
                                ------

Section 7.1(e) Shares: 134,524
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 2,000 Preferred Shares
           -----

Put Warrants: 26,000
              ------

Put Purchase Price: $200,000
                    --------


GROSS FOUNDATION, INC. - Subscriber
1660 49th Street
Brooklyn, New York
Fax: 718-851-3511


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $50,000
                -------

Preferred Shares Purchased: 500 (at $100 per share)
                            ---

Common Stock Purchase Warrants: 6,500
                                -----

Section 7.1(e) Shares: 33,631
                       ------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 500 Preferred Shares
           ---

Put Warrants: 6,500
              -----

Put Purchase Price: $50,000
                    -------


THE HEWLETT FUND, INC. - Subscriber
1615 Avenue I, #201
Brooklyn, New York 11230
Fax: 201-363-0450


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $100,000
                --------

Preferred Shares Purchased: 1,000 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 13,000
                                ------

Section 7.1(e) Shares: 67,262
                       ------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 1,000 Preferred Shares
           -----

Put Warrants: 13,000
              ------

Put Purchase Price: $100,000
                    --------


LEVAL TRADING, INC. - Subscriber
c/o Thierry Ulmann
14 rue du Conseil-General
CH-1205, Geneva, Switzerland
Fax: 011-41-22-321-0807

By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $250,000
                --------

Preferred Shares Purchased: 2,500 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 32,500
                                ------

Section 7.1(e) Shares: 168,155
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 2,500 Preferred Shares
           -----

Put Warrants: 32,500
              ------

Put Purchase Price: $250,000
                    --------


BRETTON HILL FUNDING, LLC - Subscriber
4706 18th Avenue
Brooklyn, New York 11204
Fax: 718-633-3891


By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $150,000
                --------

Preferred Shares Purchased: 1,500 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 19,500
                                ------

Section 7.1(e) Shares: 100,893
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 1,500 Preferred Shares
           -----

Put Warrants: 19,500
              ------

Put Purchase Price: $150,000
                    --------


TALBIYA B. INVESTMENTS LTD.
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $100,000
                --------

Preferred Shares Purchased: 1,000 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 13,000
                                ------

Section 7.1(e) Shares: 67,262
                       ------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 1,000 Preferred Shares
           -----

Put Warrants: 13,000
              ------

Put Purchase Price: $100,000
                    --------


NESHER LTD. - Subscriber
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $225,000
                --------

Preferred Shares Purchased: 2,250 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 29,250
                                ------

Section 7.1(e) Shares: 151,340
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 2,250 Preferred Shares
           -----

Put Warrants: 29,250
              ------

Put Purchase Price: $225,000
                    --------


KESHET L.P. - Subscriber
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $175,000
                --------

Preferred Shares Purchased: 1,750 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 22,750
                                ------

Section 7.1(e) Shares: 117,708
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 1,750 Preferred Shares
           -----

Put Warrants: 22,750
              ------

Put Purchase Price: $175,000
                    --------


THE KESHET FUND, L.P. - Subscriber
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639

By:________________________________
     Name:
     Title:

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                         ADVANCED AERODYNAMICS & STRUCTURES, INC.



                         By:____________________________________
                              Name:
                              Title:

                         Dated: March _____, 2000

Purchase Price: $500,000
                --------

Preferred Shares Purchased: 5,000 (at $100 per share)
                            -----

Common Stock Purchase Warrants: 65,000
                                ------

Section 7.1(e) Shares: 336,310
                       -------

ACCEPTED: Dated as of March _____, 2000

PUT
---

Put Stock: 5,000 Preferred Shares
           -----

Put Warrants: 65,000
              ------

Put Purchase Price: $500,000
                    --------


THE ENDEAVOUR CAPITAL FUND, S.A. - Subscriber
The Maduro Building, P.O. Box 662
Wickhams Cay, Road Town
Tortola, British Virgin Islands
Fax: 1-284-494-3917

By:________________________________
     Name:
     Title:

                     SCHEDULE B TO SUBSCRIPTION AGREEMENT
                     ------------------------------------
                  (AGGREGATE $5,000,000 OF SUBSCRIBER FUNDS)
                  ------------------------------------------

---------------------------------------------------------------------------------------------
                                                   CASH                          PLACEMENT
PLACEMENT AGENT                                    COMMISSION*                   WARRANTS
---------------------------------------------------------------------------------------------
SARAH LIEBERMAN                                    $ 85,000.00                        -0-
38 Blauvelt Road
Monsey, NY 10952
Fax: 718-853-4788
---------------------------------------------------------------------------------------------
TALBIYA B. INVESTMENTS LTD.                        $185,300.00                    257,000
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
---------------------------------------------------------------------------------------------
LIBRA FINANCE, S.A.                                $ 90,760.00                    205,000
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
---------------------------------------------------------------------------------------------
AMRO INTERNATIONAL, S.A.                           $ 14,170.00                        -0-
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH8011
Fax: 011-411-262-5512
---------------------------------------------------------------------------------------------
GARDNER RESOURCE LTD.                              $ 20,300.00                        -0-
244 Route 306
Monsey, New York 10952
Fax: 914-425-8865
---------------------------------------------------------------------------------------------
ELLIS ENTERPRISES LTD.                             $ 14,170.00                        -0-
42A Waterloo Road
London, England, NW2, 7UF
Fax: 011-441-014509004
---------------------------------------------------------------------------------------------
NESHER LTD.                                        $  6,800.00                        -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
---------------------------------------------------------------------------------------------
ENDEAVOUR MANAGEMENT INC.                          $  8,500.00                        -0-
The Maduro Building, P.O. Box 662
Wickhams Cay, Road Town
Tortola, British Virgin Islands
Fax: 1-284-494-3917
---------------------------------------------------------------------------------------------
TOTALS                                             $425,000.00                    462,000
---------------------------------------------------------------------------------------------

* The Escrow Agent will deduct $25,000 proportionately from the Cash Commissions set forth above, in relation to the $5,000,000 aggregate Purchase Price and pay said $25,000 to counsel to the Subscribers.

                                      PUT
                                      ---
                (AGGREGATE $5,000,000 OF SUBSCRIBER PUT FUNDS)
                ----------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                 CASH                       PLACEMENT
PLACEMENT AGENT                                                  COMMISSION*                WARRANTS
------------------------------------------------------------------------------------------------------
SARAH LIEBERMAN                                                  $ 90,000.00                    -0-
38 Blauvelt Road
Monsey, NY 10952
Fax: 718-853-4788
------------------------------------------------------------------------------------------------------
TALBIYA B. INVESTMENTS LTD.                                      $196,200.00                257,000
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
------------------------------------------------------------------------------------------------------
LIBRA FINANCE, S.A.                                              $ 96,100.00                205,000
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
------------------------------------------------------------------------------------------------------
AMRO INTERNATIONAL, S.A.                                         $ 15,000.00                    -0-
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH8011
Fax: 011-411-262-5512
------------------------------------------------------------------------------------------------------
GARDNER RESOURCE LTD.                                            $ 21,500.00                    -0-
244 Route 306
Monsey, New York 10952
Fax: 914-425-8865
------------------------------------------------------------------------------------------------------
ELLIS ENTERPRISES LTD.                                           $ 15,000.00                    -0-
42A Waterloo Road
London, England, NW2, 7UF
Fax: 011-441-014509004
------------------------------------------------------------------------------------------------------
NESHER LTD.                                                      $  7,200.00                    -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
------------------------------------------------------------------------------------------------------
ENDEAVOUR MANAGEMENT INC.                                        $  9,000.00                    -0-
The Maduro Building, P.O. Box 662
Wickhams Cay, Road Town
Tortola, British Virgin Islands
Fax: 1-284-494-3917
------------------------------------------------------------------------------------------------------
TOTALS                                                           $450,000.00                462,000
------------------------------------------------------------------------------------------------------

* The Escrow Agent will deduct $15,000 proportionately from the Cash Commissions set forth above, in relation to the $5,000,000 aggregate Purchase Price and pay said $15,000 to counsel to the Subscribers.